UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020 (June 17, 2020)

Intelsat S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette

Luxembourg

Grand Duchy of Luxembourg

L-1246

(Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, nominal value $0.01 per share	INTEQ[1]	OTC Pink Marketplace[1]

[1]	On May 20, 2020, the New York Stock Exchange (“NYSE”) filed a Form 25 with the U.S. Securities and Exchange Commission to delist the common shares, $0.01 par value, of Intelsat S.A. (the “Registrant”) from the NYSE. The delisting became effective 10 days after the Form 25 was filed. The deregistration of the common shares under Section 12(b) of the Act will become effective 90 days after the filing date of the Form 25, at which point the common shares will be deemed registered under Section 12(g) of the Act. The Registrant’s common shares began trading on the OTC Pink Marketplace on May 19, 2020 under the symbol “INTEQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a material definitive agreement.

“Debtor-in-Possession” Credit Facility

As previously disclosed, on May 13, 2020, Intelsat S.A. (the “Company”) and certain of its subsidiaries (such subsidiaries, each a “Debtor,” and together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”).

On June 9, 2020, the Company’s subsidiary and a Debtor, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), received approval from the Bankruptcy Court (the “DIP Order”) to enter into a non-amortizing multiple draw superpriority secured debtor-in-possession term loan facility (the “DIP Facility”) in an aggregate principal amount of $1.0 billion on the terms and conditions as set forth in the DIP credit agreement (the “DIP Credit Agreement”) filed with the Bankruptcy Court with certain of the Debtors’ prepetition secured parties (the “DIP Lenders”), and on June 17, 2020, Intelsat Jackson and certain of its subsidiaries as guarantors (together with Intelsat Jackson, the “DIP Debtors”) entered into the final DIP Credit Agreement with the DIP Lenders.

The DIP Facility provides $500 million in new money at the closing date with the ability for Intelsat Jackson, at its sole discretion, to make incremental draws of the lesser of $250 million and the remaining available commitments of the DIP Lenders. Drawn amounts under the DIP Facility bear interest at either (1) 4.50% per annum plus a base rate of the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1.00%, (b) the Prime Rate as in effect on such day and (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% or (2) 5.50% plus the LIBOR Rate. Undrawn amounts under the DIP Facility shall be subject to a ticking fee of 3.6% of the amount of commitments of the DIP Lenders from the entry of the DIP Order until such commitments have terminated, which ticking fee shall be payable on the last day of each fiscal quarter prior to the date such commitments have been terminated and on the date of such termination. During the continuance of a payment event of default, the overdue amounts under the DIP Facility bear interest at an additional 2% per annum above the interest rate otherwise applicable.

The proceeds of the DIP Facility will be used, among other things, to pay for (i) working capital needs of the DIP Debtors in the ordinary course of business, (ii) potential C-Band relocation costs, (iii) investment and other general corporate purposes, and (iv) the costs and expenses of administering the Chapter 11 Cases.

The maturity date of the DIP Facility is July 13, 2021, subject to certain extensions pursuant to the terms of the DIP Credit Agreement.

Under the DIP Facility, the DIP Lenders and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as collateral agent, subject to the Carve Out (defined below) and the terms of the DIP Order, at all times: (i) will be entitled to joint and several super-priority administrative expense claim status in the Chapter 11 Cases; (ii) have a first priority lien on substantially all assets of the DIP Debtors; (iii) have a junior lien on any assets of the DIP Debtors subject to a valid, perfected and non-avoidable lien as of the Petition Date, other than such liens securing the obligations under the Credit Agreement, dated as of January 12, 2011, among Intelsat Jackson, as borrower, Intelsat Connect Finance S.A., as holdings and successor to Intelsat (Luxembourg) S.A., the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other agent parties party thereto; and (iv) have a first priority pledge of 100% of the stock and other equity interests in each of Intelsat Jackson’s direct and indirect subsidiaries. The DIP Debtors’ obligations to the DIP Lenders and the liens and superpriority claims are subject in each case to a carve out (the “Carve Out”) that accounts for certain administrative, court and legal fees payable in connection with the Chapter 11 Cases.

The DIP Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under the Employee Retirement Income Security Act of 1974 and change of control. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	creation of a direct financial obligation or obligation under an off balance sheet arrangement of a registrant.

The information set forth in Item 1.01 regarding the DIP Facility and DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 8.01.	OTHER EVENTS.

Additional Information about the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases, including the DIP Facility, can be found at a website maintained by the Company’s claim agent Stretto at https://cases.stretto.com/intelsat, by calling 855-489-1434 (toll-free), or by sending an email to intelsatinquiries@stretto.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of the Company’s common shares could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases, the DIP Facility, the Company’s ability to consummate and complete a plan of reorganization and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of a plan of reorganization; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s recapitalization process or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the conditions and restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of any plan of reorganization, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; interference with the Company’s ability to interact with its regulators, including the U.S. Federal Communications Commission (the “FCC”) and compliance with FCC orders; and other litigation and inherent risks involved in a bankruptcy process.

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the SEC, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1

Superpriority Secured Debtor In Possession Credit Agreement, dated as of June 17, 2020, by and among Intelsat Jackson, as borrower, the guarantor parties thereto, Credit Suisse AG, as administrative agent and collateral agent, and the lender parties thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: June 18, 2020	By:	/s/ David Tolley
	Name:	David Tolley
	Title:	Executive Vice President & Chief Financial Officer